Exhibit 99.2
Item 9.01 (b) Pro Forma Financial Information
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     We prepared the following unaudited pro forma condensed consolidated financial statements by applying pro forma adjustments to the historical consolidated financial statements of Cinemark, Inc. (the “Company”). The unaudited pro forma condensed consolidated balance sheet gives effect to the following transactions as if each had occurred on September 30, 2006.
•	Formation of Cinemark Holdings, Inc. (“Holdings”) and the exchange of issued and outstanding shares of Cinemark, Inc. Class A common stock for an equal number of shares of Class A common stock of Holdings (the “Cinemark Share Exchange”). Following the Cinemark Share Exchange, we are a wholly owned subsidiary of Holdings.

•	The acquisition of Century Theatres, Inc. (“Century”)
     The unaudited pro forma condensed consolidation statements of operations as of January 1, 2005 give effect to the Cinemark Share Exchange as of April 2, 2004 and the Century Acquisition as if it had occurred on January 1, 2005.
      We based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes. The pro forma information presented with respect to the Century acquisition, including allocations of purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information and assumptions and will be revised as requested information becomes available. The actual adjustments to our consolidated financial statements will differ from the pro forma adjustments, and the differences may be material.
The Cinemark Share Exchange and Basis of Presentation
      On March 12, 2004, the Company entered into an agreement and plan of merger with a newly formed subsidiary of Madison Dearborn Partners, LLC (“Madison Transaction”). The Madison Transaction was completed on April 2, 2004, at which time the newly formed subsidiary of Madison Dearborn Partners, LLC (“Madison”) was merged with and into the Company, with the Company continuing as the surviving corporation. Simultaneously, an affiliate of Madison purchased shares of the Company’s stock for approximately $518 million in cash and became the Company’s controlling stockholder, owning 83% of the Company’s capital stock. Lee Roy Mitchell, the Company’s Chairman and then Chief Executive Officer, and the Mitchell Special Trust collectively retained approximately 16% ownership of the Company’s capital stock with certain members of management owning the remaining 1%. On March 31, 2004, the Company issued $577 million aggregate principal amount at maturity of 9 3/4% senior discount notes due 2014. The net proceeds at issuance of $360 million were used to fund in part the purchase of our Class A common stock in connection with the recapitalization. Based on the terms of the transaction, including Mr. Mitchell’s ownership retention, the transaction was accounted for as a leveraged recapitalization, which resulted in the Company retaining its historical book value.
      In connection with the acquisition of Century, on October 5, 2006, the Company completed the Cinemark Share Exchange. The Cinemark Share Exchange represents a transaction between entities under common control in which the accounting basis of the stockholders is different than their accounting basis as reflected in the historical financial statements, which was accounted for as a leveraged recapitalization at the time of the Madison Transaction. In accordance with generally accepted accounting principles, we have recorded the shares exchanged with Holdings using the accounting basis of our stockholders. As a result, Holdings’ financial statements are reflective of the purchase accounting related to the Madison Transaction on April 2, 2004. Additionally, because the Company is a wholly owned subsidiary of Holdings, we have pushed down Holdings’ accounting basis to the Company and its subsidiaries as of the date of the Cinemark Share Exchange. The unaudited pro forma financial information presents adjustments necessary to reflect the push-down of Holdings’ accounting basis to the Company as a result of the Cinemark Share Exchange.

The Century Acquisition
     On October 5, 2006, the Company completed its acquisition of Century (the “Acquisition”), a national theatre chain with 77 theatres in 12 states. The purchase price was approximately $681 million and the assumption of approximately $360 million of debt. The Company incurred approximately $7 million of transaction fees and expenses that were capitalized as part of the acquisition. Of the total purchase price, approximately $150 million consisted of the issuance of 3,388,466 shares of Class A common stock of Holdings, the Company’s newly formed parent. During December 2006, the Century shares owned by Holdings were contributed down to the Company. The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company reflects the acquisition as if the Century shares owned by Holdings had been contributed down to the Company as of the Acquisition date.
     In connection with the closing of the Acquisition, the Company entered into a new senior secured credit facility, and used the proceeds of $1,120 million under the new term loan to fund the cash portion of the purchase price, to pay off approximately $360 million under Century’s then existing credit facility and to repay in full all outstanding amounts under the Company’s then existing senior secured credit facility of approximately $253.5 million. The Company used approximately $53 million of its existing cash to fund the payment of the remaining portion of the purchase price and related transaction expenses. Additionally, the Company advanced approximately $17 million of cash to Century to satisfy working capital obligations.
     The Acquisition will be accounted for using purchase accounting. Under the purchase method of accounting, the total consideration paid is allocated to Century’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the Acquisition. As of the date of this Form 8-K/A filing, the Company has not completed the valuation studies necessary to estimate the fair values of the assets acquired and liabilities assumed and the related allocation of purchase price. In presenting the unaudited pro forma financial information, we have allocated the estimated purchase price, calculated as described in Note 3 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect our consideration of valuations, assisted by third-party appraisers. These final valuations will be based on the actual net tangible and intangible assets that exist as of the closing date of the Acquisition. Any final adjustments will change the allocations of the purchase price, which could affect the initial fair values assigned to the assets and liabilities and could result in changes to the unaudited pro forma condensed consolidated financial statements, including a change to goodwill.
     We are currently integrating the Century operations into our existing business. We have begun consolidation of Century’s back office processes into our existing processes, resulting in a net elimination of personnel and general and administrative cost. Additionally, we will transition the Century theatres into our existing concession supply and screen advertising contracts. For purposes of the unaudited pro forma financial information, we have not made any pro forma adjustment to reflect the future integration efforts.
     Century uses a 52/53 week fiscal year ending with the last Thursday in September. For purposes of the unaudited pro forma financial information, Century’s historical financial information has been conformed to reflect the historical financial information on a calendar year basis, consistent with the Company’s fiscal year reporting.
     We are providing the unaudited pro forma condensed consolidated financial statements for informational purposes only. The unaudited pro forma condensed consolidated financial statements do no purport to represent what our results of operations or financial condition would have been had the transaction noted above actually occurred on the dates assumed, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. You should read the unaudited pro forma condensed consolidated financial information in conjunction with our audited annual consolidated financial statements and related notes for the year ended December 31, 2005, included in the Annual Report Form 10-K filed March 28, 2006, our unaudited condensed financial statements and related notes for the three and nine month periods ended September 30, 2006, included in Form 10-Q filed November 14, 2006 and Century’s audited consolidated financial statements and related notes for the year ended September 28, 2006 appearing in Item 9.01 of this Form 8-K/A.

Cinemark, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
September 30, 2006
(in thousands)

		Adjustments			Adjustments
	Cinemark	to reflect		Century	to reflect Century			Pro Forma
	Historical	basis change		Historical	Acquisition			Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$142,204	$—		$7,290	$(70,900)	(3)		$78,594
Inventories	4,272	—		2,299	—			6,571
Accounts receivable	24,579	—		5,841	35	(11)		30,455
Prepaid expenses and other	5,981	—		5,564	—			11,545
Deferred tax assets	—	—		10,602	1,003	(11)		11,605

Total current assets	177,036	—		31,596	(69,862)			138,770

THEATRE PROPERTIES AND EQUIPMENT — NET	791,380	15,013	(1)	426,418	178,536	(4)		1,411,347

OTHER ASSETS
Goodwill	44,173	(9,941)	(1)	—	602,695	(4)		1,155,628
		518,701	(1)
Intangible assets — net	8,689	228,424	(1)	947	(947)	(4)		367,513
					136,000	(4)
					(5,600)	(4)
Investments in and advances to affiliates	6,712	2,600	(1)	—	—			9,312
Deferred charges and other — net	55,293	(7,277)	(1)	11,821	22,767	(5)		69,595
					(5,057)	(4)
					(6,145)	(5)
					(1,807)	(11)

Total other assets	114,867	732,507		12,768	741,906			1,602,048

TOTAL ASSETS	$1,083,283	$747,520		$470,782	$850,580			$3,152,165

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Current portion of capital leases	$—	$—		$4,002	$(471)	(4)		$3,531
Current portion of long-term debt	5,530	—		3,600	(3,600)	(5)		14,130
					(2,600)	(5)
					11,200	(5)
Income tax payable	3,572	—		—	—			3,572
Accounts payable and accrued expenses	109,089			67,237	(15,672)	(8)		164,396
					(2,037)	(5)
					4,577	(4)
					1,202	(4)

Total current liabilities	118,191	—		74,839	(7,401)			185,629

LONG-TERM LIABILITIES
Senior credit agreements	258,311	—		356,400	(356,400)	(5)		1,116,211
					(250,900)	(5)
					1,108,800	(5)
Senior subordinated notes	766,026	9,059	(1)	—	—			775,085
Capital lease obligations, net of current portion	—	—		112,512	623	(4)		113,135
Deferred income taxes	7,605	87,059	(1)	3,071	135,519	(4)		233,254
Deferred lease expenses	30,242	(16,561)	(1)	28,604	(28,604)	(4)		13,681
Deferred gain on sale leasebacks	3,000	(2,493)	(1)	—	—			507
Deferred revenues and other long-term liabilities	6,539	—		21,121	(20,677)	(4)		6,983

Total long-term liabilities	1,071,723	77,064		521,708	588,361			2,258,856

COMMITMENTS AND CONTINGENCIES	—	—		—	—			—

MINORITY INTERESTS IN SUBSIDIARIES	17,145	—		—	—			17,145

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Class A common stock, $0.001 par value: 40,000,000 shares authorized and 27,896,316 shares issued and outstanding at September 30, 2006	28	—		4,112	(4,112)	(2)		28
Additional paid-in-capital	606,591	(71,844)	(2)	—	150,000	(4)		684,747
Retained earnings (deficit)	(674,082)	686,721	(2)	(131,367)	131,367	(2)		6,494
					(6,145)	(5)
Accumulated other comprehensive loss	(56,313)	55,579	(2)	1,490	(1,490)	(2	)(11)	(734)

Total stockholders’ equity (deficiency)	(123,776)	670,456		(125,765)	269,620			690,535

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$1,083,283	$747,520		$470,782	$850,580			$3,152,165

Cinemark, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(in thousands)

		Adjustments			Adjustments
	Cinemark	to reflect		Century	to reflect Century		Pro Forma
	Historical	basis change		Historical	Acquisition		Combined

REVENUES
Admissions	$514,183	$—		$264,902	$—		$779,085
Concession	260,223	—		109,641	—		369,864
Other	54,683	—		10,161	—		64,844

Total revenues	829,089	—		384,704	—		1,213,793

COSTS AND EXPENSES
Cost of operations (excludes depreciation and amortization):
Film rentals and advertising	275,005	—		137,711	—		412,716
Concession supplies	41,863	—		16,043	—		57,906
Salaries and wages	79,002	—		41,216	—		120,218
Facility lease expense	109,513	3,615	(1)	44,733	—		157,861
Utilities and other	100,924	—		39,226	—		140,150

Total cost of operations	606,307	3,615		278,929	—		888,851

General and administrative expenses	45,958	—		32,271	(15,672)	(8)	62,557
Depreciation and amortization	59,913	1,628	(1)	36,200	4,929	(6)	102,670
Amortization of net favorable leases	130	2,852	(1)	—	22	(7)	3,004
Impairment of long-lived assets	5,741	(542)	(1)	406	—		5,605
Loss on sale of assets and other	2,938	2,362	(1)	61	—		5,361

Total costs and expenses	720,987	9,915		347,867	(10,721)		1,068,048

OPERATING INCOME	108,102	(9,915)		36,837	10,721		145,745

OTHER INCOME (EXPENSE)
Interest expense	(66,109)	1,160	(1)	(26,033)	(29,392)	(9)	(120,374)
Amortization of debt issue costs	(3,082)	923	(1)	(454)	(2,213)	(9)	(4,826)
Interest income	5,563	—		567	—		6,130
Other income (expense)	(6,710)	814	(1)	(609)	(6,145)	(1)	(12,650)

Total other expenses	(70,338)	2,897		(26,529)	(37,750)		(131,720)

INCOME BEFORE INCOME TAXES	37,764	(7,018)		10,308	(27,029)		14,025

Income taxes	9,078	498	(1)	4,376	(10,541)	(10)	3,411

NET INCOME	$28,686	$(7,516)		$5,932	$(16,488)		$10,614

Cinemark Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(in thousands)

		Adjustments			Adjustments
	Cinemark	to reflect		Century	to reflect Century		Pro Forma
	Historical	basis change		Historical	Acquisition		Combined

REVENUES
Admissions	$641,240	$—		$341,459	$—		$982,699
Concession	320,072	—		137,118	—		457,190
Other	59,285	—		15,274	—		74,559

Total revenues	1,020,597	—		493,851	—		1,514,448

COSTS AND EXPENSES
Cost of operations (excludes and amortization):
Film rentals and advertising	347,727	—		178,275	—		526,002
Concession supplies	52,507	—		20,124	—		72,631
Salaries and wages	101,431	—		52,641	—		154,072
Facility lease expense	136,593	1,884	(1)	55,917	—		194,394
Utilities and other	123,831	—		45,676	—		169,507

Total cost of operations	762,089	1,884		352,633	—		1,116,606

General and administrative expenses	50,884	—		26,454	(2,822)	(8)	74,516
Depreciation and amortization	76,229	5,723	(1)	48,559	6,280	(6)	136,791
Amortization of net favorable leases	232	3,942	(1)	—	29	(7)	4,203
Impairment of long-lived assets	9,672	42,005	(1)	—	—		51,677
Loss on sale of assets and other	2,625	1,811	(1)	4,957	—		9,393

Total costs and expenses	901,731	55,365		432,603	3,487		1,393,186

OPERATING INCOME	118,866	(55,365)		61,248	(3,487)		121,262

OTHER INCOME (EXPENSE)
Interest expense	(82,883)	1,541	(1)	(12,736)	(61,757)	(9)	(155,835)
Amortization of debt issue costs	(3,984)	1,244	(1)	—	(3,556)	(9)	(6,296)
Interest income	6,600			1,045	—		7,645
Other income (expense)	(2,019)			479	—		(1,540)

Total other expenses	(82,286)	2,785		(11,212)	(65,313)		(156,026)

INCOME (LOSS) BEFORE INCOME TAXES	36,580	(52,580)		50,036	(68,800)		(34,764)

Income taxes	14,193	(4,785)	(1)	19,600	(26,832)	(10)	2,176

NET INCOME (LOSS)	$22,387	$(47,795)		$30,436	$(41,968)		$(36,940)

CINEMARK, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(in thousands)
(1)	Reflects the pro forma adjustments necessary to push-down Holdings’ accounting basis as of September 30, 2006 and the resulting changes to operations as a result of the change in basis. The pro forma adjustments give effect to:
•	allocation of the aggregate purchase price of the Company at April 2, 2004;

•	depreciation and amortization of the revalued assets subsequent to April 2, 2004;

•	change in amortization expense as a result of recording leases at fair value;

•	change in interest expense as a result of recording long-term debt at fair value;

•	change in gain or loss on sale of assets and other arising from the changes in carrying value of assets disposed of;

•	impairment of long-lived assets, intangible assets and goodwill; and

•	the change in income tax expense resulting from the above changes to operations subsequent to April 2, 2004 using a blended statutory income tax rate of 41%.
The following table reflects the allocation of the purchase price paid by Madison to acquire the Company as of April 2, 2004. The Company accounted for the purchase as a step acquisition and allocated purchase consideration to the Company’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the merger adjusted for managements’ retained ownership interest.

Consideration paid	$485,816
Merger and acquisition fees	28,041
Premium paid on bond retirement	4,388

518,245
Net debt proceeds	319,957

Total purchase price	$838,202

Net assets acquired at historical costs as of April 2, 2004	55,339
Adjustments to state acquired assets and liabilities at fair value:
Increase in carrying value of theatre properties and equipment	8,826
Increase in carrying value of equity investments	2,600
Write off of historical goodwill	(9,941)
Record intangible assets acquired:
Tradename	173,882
Vendor contracts	48,698
Net favorable leasehold interests	31,047
Internally developed software	1,626

Subtotal — Intangible assets	255,253

Write off other assets, primarily debt issue costs	(11,047)
Adjustment to state long-term fixed rate debt at fair value	(15,868)
Write off deferred lease expense	23,404
Write off deferred gain on sale leaseback	3,250
Tax impact valuation adjustments	(94,058)
Other	(96)

Net assets acquired at fair value	217,662

Excess purchase price recorded as goodwill	$620,540

To reflect the Madison Transaction as of September 30, 2006, the new accounting basis was rolled-forward to reflect the changes to operations subsequent to April 2, 2004.

	Theatre property			Deferred	Senior		Deferred gain	Pro forma
	and equipment-		Intangible	charges and	subordinated	Deferred lease	on sale	adjustment -
	net	Goodwill	assets - net	other - net	notes	expense	leaseback	operations
Adjustment to state acquired asset at fair value at April 2, 2004	$8,826	$620,540	$255,253	$(11,047)	$15,868	$23,404	$3,250
Changes to 2004 operations:
Facility lease expense (a)	—	—	—	—	—	(1,874)	(227)	(2,101)
Depreciation and amortization (b)	(2,342)	—	(5,736)	—	—	—	—	(8,078)
Amortization of net favorable leases (b)	—	—	(3,087)	—	—	—	—	(3,087)
Impairment on long-lived assets (c)	(306)	(35,747)						(36,053)
Gain/Loss on sale of assets and other (d)	2,950	(3,175)	991					766
Interest expense (e)	—				(1,268)			(1,268)
Amortization of debt issue costs	—	—	—	(964)	—	—	—	(964)
Other income (expense) (f)	—			(446)	(2,219)			(2,665)
Foreign currency translation (g)	—	(5,727)	(362)

At December 31, 2004	9,128	575,891	247,059	(9,637)	12,381	21,530	3,023
Changes to 2005 operations:
Facility lease expense (a)	—					(1,581)	(303)	(1,884)
Depreciation and amortization (b)	1,926		(7,649)					(5,723)
Amortization of net favorable leases (b)	—	—	(3,942)	—	—	—	—	(3,942)
Impairment on long-lived assets (c)	2,029	(44,034)						(42,005)
Gain/Loss on sale of assets and other (d)	(379)	(1,432)						(1,811))
Interest expense (e)	—				(1,541)			(1,541)
Amortization of debt issue costs	—	—	—	(1,244)	—	—	—	(1,244)
Other income (expense) (f)	—							—
Foreign currency translation (g)	—	(11,054)	756

At December 31, 2005	12,704	519,371	236,224	(8,393)	10,840	19,949	2,720
Changes to 2006 operations:
Facility lease expense (a)						(3,388)	(227)	(3,615)
Depreciation and amortization (b)	1,723		(3,351)					(1,628)
Amortization of net favorable leases (b)	—	—	(2,852)	—	—	—	—	(2,852)
Impairment on long-lived assets (c)	542							542
Gain/Loss on sale of assets and other (d)	44	(1,498)	(908)					(2,362)
Interest expense (e)					(1,160)			(1,160)
Amortization of debt issue costs	—	—	—	(923)	—	—	—	(923)
Other income (expense) (f)				(193)	(621)			(814)
Foreign currency translation (g)		828	(689)

Pro forma adjustment at September 30, 2006	$15,013	$518,701	$228,424	$(7,277)	$9,059	$16,561	$2,493

a)	Reflects the amortization of facility lease payments over the period for which the rent expense was incurred. The amortization period is consistent with various terms on the lease agreements.

b)	Reflects the depreciation and amortization related to the change in theatre property and equipment and intangible assets. Theatre property and equipment was depreciated over the remaining estimated useful lives of the assets as determined by the Company. The Company recorded the following intangible assets, which have estimated useful lives as follows:

	Amount	Amortization Period
Goodwill	$620,540	Indefinite life
Tradenames	173,882	Indefinite life
Vendor contracts	48,698	Remaining term of vendor contract ranging from two to eighteen years
Net favorable leases	31,047	Remaining term of lease commitment ranging from one to eighteen years
Internally developed software	1,626	Estimated useful lives ranging from four to six years

c)	Reflects impairment charges related goodwill, intangible assets and other long-lived assets. The analyses were prepared in a manner consistent with the Company historical policies and assumptions for the periods shown above.

d)	Represents the change in (gain) loss on sale of assets and other arising from the changes in carrying value of assets disposed of.

e)	Outstanding debt at April 2, 2004 was $1,018,807 and consisted of approximately $744,753 of fixed rate debt. The fixed rate debt was recorded at $760,621 as of April 2, 2004 as a result of the fair value adjustments related to purchase accounting. This reflects a premium of $15,868 on the face value of the debt that will be accreted over the remaining term of the debt up to maturity.

f)	Reflects the change in loss on early retirement of debt resulting from the change in carrying value of the senior subordinated notes.

g)	Reflects the change in foreign currency related to change in carrying value of assets and liabilities of our international subsidiaries.
(2)	Reflects the pro forma adjustments to stockholders’ equity to effect the basis change and the Century Acquisition.

(3)	Reflects the reduction in available cash to fund a portion of the cash requirements to effect the Acquisition.

(4)	Reflects the estimated allocation of the purchase price paid to acquire Century. Under the purchase method of accounting, the total consideration paid is allocated to Century’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the Acquisition. The purchase price has been allocated based on preliminary estimates of fair values of the acquired assets and assumed liabilities with the assistance of independent third party valuation advisors and based on our experience with acquired businesses and their related valuations and purchase price allocations. The allocation is subject to revisions as requested information become available and such revisions could be material.

Consideration paid	$531,226
Exchange of Century capital stock for Cinemark Holdings, Inc. capital stock	150,000
Transaction costs	6,899

Total consideration paid	$688,125

Net liabilities acquired at historical cost as of October 5, 2006	$(126,535)
Adjustments to state acquired assets at fair value:
Net increase carrying value of property and equipment	178,536
Write off of existing intangibles	(947)
Record intangible assets acquired:
Tradenames	136,000
Net unfavorable leasehold interests	(5,600)
Write off other assets, primarily debt issue costs	(5,057)
Net increase in liabilities related to conform accounting policies and other	(4,577)
Tax impact of valuation adjustments	(135,519)
Write off deferred lease expense	28,604
Write-off tenant allowances	20,677
Net increase in obligations under capital leases	(152)

Net assets acquired at fair value	85,430

Excess purchase price recorded as goodwill	$602,695

(5)	In connection with the closing of the Acquisition, the Company entered into a new senior secured credit facility, and used the proceeds of $1,120,000 ($11,200 of which is classified as a current liability) under the new term loan to fund the majority of cash portion of the purchase price, to pay off approximately $360,000 ($3,600 of which was classified as a current liability) under Century’s existing credit facility and $2,037 of accrued interest payable and to repay in full all outstanding amounts under the Company’s existing senior secured credit facility of approximately $253,500 ($2,600 of which was classified as a current liability). Debt issue costs related to the new senior secured credit facility were $22,767. Historical debt issue costs related to Cinemark’s existing senior secured credit facility of $6,145 were written off.
(6)	Reflects the depreciation related to the increase in theatre property and equipment to fair value pursuant to purchase accounting for the Century Acquisition.

(7)	Reflects the amortization associated with intangible assets recorded pursuant to the purchase method of accounting for the Acquisition as follows:

	Amount	Amortization Period
Goodwill	$602,695	Indefinite life
Tradenames	136,000	Indefinite life
Net unfavorable leasehold interests	(5,600)	Remaining term of the lease commitments ranging from one to thirty years
Both goodwill and tradenames are indefinite-lived intangible assets. As a result, goodwill and tradenames will not be amortized but will be evaluated for impairment at least annually. Pro forma amortization expense for the net unfavorable leasehold interests is estimated at $29 for the year ended December 31 2005 and $22 for the nine months ended September 30, 2006.

The unaudited pro forma condensed consolidated financial statements reflect our preliminary allocation of the purchase price to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed consolidated financial statements. An increase or decrease in the amount of purchase price allocated to amortizable assets would impact the amount of annual amortization expense. Identifiable intangible assets have been amortized on a straight-line basis in the unaudited pro forma condensed consolidated statements of operation.

(8)	To exclude payments under Century’s former long-term executive incentive plan of $2,822 for the year ended December 31, 2005 and $15,672 for the nine months ended September 30, 2006 for terminated employees. The plan was terminated effective upon the Acquisition.

(9)	Reflects interest expense and amortization of debt issue costs resulting from the changes to our debt structure:

	Nine Months
	Ended	Year Ended
	September 30, 2006	December 31, 2005

Interest expense recorded on the Company’s existing term loan	$(13,879)	$(16,604)
Interest expense recorded on Century’s existing credit facility	(18,217)	(3,623)
Interest expense on the new $1,120,000 term loan (a)	61,488	81,984

Interest expense	$29,392	$61,757

(a)	Reflects estimated interest rate of 7.32% on the new senior credit facility.

	Nine Months
	Ended	Year Ended
	September 30, 2006	December 31, 2005

Amortization of debt issue costs on the Company’s term loan	$(179)	$(239)
Amortization of debt issue costs on Century’s term loan	(454)	—
Amortization of debt issue costs on the new $1,120,000 term loan	2,846	3,795

Amortization of debt issue costs	$2,213	$3,556

(10)	To reflect the tax effect of the pro forma adjustments at our statutory income tax rate of 39%.

(11)	To reflect operations between September 28, 2006 and October 5, 2006, the period prior to the Acquisition.